Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2020 EARNINGS AND INCREASES QUARTERLY DIVIDEND TO $0.20 PER SHARE

ARLINGTON, Texas (Business Wire) - November 10, 2020
Fiscal 2020 Fourth Quarter Highlights - comparisons to the prior year quarter
•Net income attributable to D.R. Horton increased 64% to $829.0 million or $2.24 per diluted share
•Consolidated revenues increased 27% to $6.4 billion
•Consolidated pre-tax income increased 60% to $1.1 billion, with a pre-tax profit margin of 16.5%
•Homes closed increased 26% to 20,248 homes and 28% in value to $6.1 billion
•Net sales orders increased 81% to 23,726 homes and 84% in value to $7.3 billion

Fiscal 2020 Highlights - comparisons to the prior year
•Net income attributable to D.R. Horton increased 47% to $2.4 billion or $6.41 per diluted share
•Consolidated revenues increased 15% to $20.3 billion
•Consolidated pre-tax income increased 40% to $3.0 billion, with a pre-tax profit margin of 14.7%
•Homes closed increased 15% to 65,388 homes and 16% in value to $19.6 billion
•Net sales orders increased 39% to 78,458 homes and 40% in value to $23.6 billion
•Return on equity was 22.1% and homebuilding return on inventory was 24.6%
•Book value per common share increased 20% to $32.53
•Cash provided by homebuilding operations totaled $1.9 billion

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its fourth fiscal quarter ended September 30, 2020 increased 66% to $2.24 per diluted share compared to $1.35 per diluted share in the same quarter of fiscal 2019. Net income attributable to D.R. Horton in the fourth quarter of fiscal 2020 increased 64% to $829.0 million compared to $505.3 million in the same quarter of fiscal 2019. The current quarter results include an income tax benefit of $15.8 million related to federal energy efficient homes tax credits that were retroactively reinstated earlier in the year. Homebuilding revenue for the fourth quarter of fiscal 2020 increased 27% to $6.2 billion from $4.8 billion in the same quarter of fiscal 2019. Homes closed in the quarter increased 26% to 20,248 homes compared to 16,024 homes closed in the same quarter of fiscal 2019.

For the fiscal year ended September 30, 2020, net income per common share attributable to D.R. Horton increased 49% to $6.41 per diluted share compared to $4.29 per diluted share in fiscal 2019. Net income attributable to D.R. Horton in fiscal 2020 increased 47% to $2.4 billion compared to $1.6 billion in fiscal 2019. The current year results include an income tax benefit of $93.4 million related to federal energy efficient homes tax credits that were retroactively reinstated during the year. Homebuilding revenue for the fiscal year ended September 30, 2020 increased 15% to $19.6 billion from $17.0 billion in fiscal 2019. Homes closed in fiscal 2020 increased 15% to 65,388 homes compared to 56,975 homes closed in fiscal 2019.

Net sales orders for the fourth quarter ended September 30, 2020 increased 81% to 23,726 homes and 84% in value to $7.3 billion compared to 13,130 homes and $4.0 billion in the same quarter of fiscal 2019. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the fourth quarter of fiscal 2020 was 19% compared to 23% in prior year quarter. Net sales orders for the fiscal year ended September 30, 2020 increased 39% to 78,458 homes and 40% in value to $23.6 billion compared to 56,565 homes and $16.8 billion in fiscal 2019. The Company's cancellation rate for fiscal 2020 was 20% compared to 21% in fiscal 2019. The Company's sales order backlog of homes under contract at September 30, 2020 increased 96% to 26,683 homes and 98% in value to $8.2 billion compared to 13,613 homes and $4.1 billion at September 30, 2019.

At September 30, 2020, the Company had 38,000 homes in inventory, of which 14,900 were unsold. 1,900 of the Company’s unsold homes at September 30, 2020 were completed. The Company's homebuilding land and lot portfolio totaled 376,900 lots at the end of the year, of which 30% were owned and 70% were controlled through land purchase contracts.

The Company's return on equity (ROE) was 22.1% in fiscal 2020, and homebuilding return on inventory (ROI) was 24.6%. ROE is calculated as net income attributable to D.R. Horton for the year divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the year divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company ended the year with $2.6 billion of unrestricted homebuilding cash and $1.8 billion of available capacity on its revolving credit facilities for total homebuilding liquidity of $4.4 billion. Homebuilding debt at September 30, 2020 totaled $2.5 billion, which included $400 million of senior notes that mature in fiscal 2021. The Company's homebuilding debt to total capital ratio at September 30, 2020 was 17.5%. Homebuilding debt to total capital ratio consists of homebuilding notes payable divided by stockholders' equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team finished the year strong, highlighted by an 81% increase in net sales orders in the fourth quarter to 23,726 homes, a 60% increase in consolidated pre-tax income to $1.1 billion and a 27% increase in revenues to $6.4 billion. With a record 65,388 homes closed in fiscal 2020, D.R. Horton completed its 19th consecutive year as the largest homebuilder in the United States.

"Over the last five years, we have grown our consolidated revenues by 88% and our earnings per share by 216%, while also generating $5.2 billion of cash flows from homebuilding operations, more than doubling our book value per share, reducing our homebuilding leverage to 17.5% and significantly increasing our returns on inventory and equity to greater than 20%. These results reflect the strength of our experienced teams, industry-leading market share, broad geographic footprint and affordable product offerings across multiple brands.

“We appreciate the continued efforts of our homebuilding and financial services teams who are providing new homes to families across the United States during the ongoing pandemic, and our priority continues to be the health and safety of our employees, customers, trade partners and the communities we serve. We plan to continue to maintain our flexible operational and financial position by generating strong cash flows from our homebuilding operations and managing our product offerings, incentives, home pricing, sales pace and inventory levels to optimize the return on our inventory investments in each of our communities based on local housing market conditions.

"Our strong balance sheet, liquidity and low leverage provide us with flexibility to operate effectively through changing economic conditions, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company. With 38,000 homes in inventory, an ample supply of lots and continued strong sales trends in October, we are well-positioned for another great year in fiscal 2021."

COVID-19
During the latter part of March 2020, the impacts of the COVID-19 pandemic (C-19) and the related widespread reductions in economic activity across the United States began to adversely affect the Company’s business. However, residential construction and financial services are designated as essential businesses as part of critical infrastructure in almost all of the municipalities across the U.S. where the Company operates. The Company implemented operational protocols to comply with social distancing and other health and safety guidelines as required by federal, state and local government agencies, taking into consideration guidelines of the Centers for Disease Control and Prevention and other public health authorities.

The Company remains cautious as to the ongoing impact C-19 and other external factors may have on the economy and its operations. There is significant uncertainty regarding the extent to which and how long C-19 and its related effects will impact the U.S. economy and level of employment, capital markets, secondary mortgage markets, consumer confidence, demand for the Company’s homes and availability of mortgage loans to homebuyers. The extent to which this impacts the Company’s operational and financial performance will depend on future developments, including the duration and spread of C-19 and the impact on D.R. Horton’s customers, trade partners and employees, all of which are highly uncertain and cannot be predicted.

Guidance
Based on current market conditions, D.R. Horton is providing initial guidance for fiscal 2021 including:
•Consolidated revenues of $24.0 billion to $25.0 billion
•Homes closed between 77,000 homes and 80,000 homes
•Income tax rate of approximately 24%

Dividends
In fiscal 2020, the Company paid cash dividends of $63.7 million in the fourth quarter and $256.0 million during the year. Subsequent to year-end, the Company declared a quarterly cash dividend of $0.20 per common share, an increase of 14% compared to its most recent dividend paid. The dividend is payable on December 14, 2020 to stockholders of record on December 4, 2020.

Share Repurchases
The Company repurchased 7.0 million shares of common stock for $360.4 million during fiscal 2020, none of which were purchased in the second half of the year. The Company's remaining stock repurchase authorization at September 30, 2020 was $535.3 million.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”), a majority-owned subsidiary of D.R. Horton, is a publicly-traded residential lot development company, which currently operates in 49 markets and 21 states. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the fourth quarter ended September 30, 2020, Forestar sold 3,977 lots and generated $347.6 million of revenue compared to 1,908 lots and $236.3 million of revenue in the prior year quarter. For the fiscal year ended September 30, 2020, Forestar sold 10,373 lots and generated $931.8 million of revenue compared to 4,132 lots and $428.3 million of revenue in fiscal 2019. These results are included in the Company’s segment information following the consolidated financials. All transactions between Forestar and D.R. Horton are eliminated from the Company's consolidated financial results.

DHI Communities
DHI Communities, a wholly-owned D.R. Horton subsidiary, is a multi-family rental company that had five projects under active construction and one project that was substantially complete at September 30, 2020. These six projects represent 1,730 multi-family units, including 1,430 units under active construction and 300 completed units. During fiscal 2020, DHI Communities sold two properties representing 540 multi-family rental units for $128.5 million and recorded gains on sale of $59.4 million which are included in the Company's consolidated statement of operations. At September 30, 2020 and 2019, the consolidated balance sheets included $246.2 million and $204.0 million, respectively, of assets related to DHI Communities.

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, November 10) at 8:30 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company's website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 88 markets in 29 states across the United States and closed 65,388 homes during its fiscal year ended September 30, 2020. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $150,000 to over $1,000,000. D.R. Horton also provides mortgage financing, title services and insurance agency services for homebuyers through its mortgage, title and insurance subsidiaries.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we plan to continue to maintain our flexible operational and financial position by generating strong cash flows from our homebuilding operations and managing our product offerings, incentives, home pricing, sales pace and inventory levels to optimize the return on our inventory investments in each of our communities based on local housing market conditions; that our strong balance sheet, liquidity and low leverage provide us with flexibility to operate effectively through changing economic conditions, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company; and that with 38,000 homes in inventory, an ample supply of lots and continued strong sales trends in October, we are well-positioned for another great year in fiscal 2021. The forward-looking statements also include all commentary in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the effects of public health issues such as a major epidemic or pandemic, including the impact of C-19 on the economy and our businesses; the cyclical nature of the homebuilding and lot development industries and changes in economic, real estate and other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; home warranty and construction defect claims; the effects of health and safety incidents; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding, lot development and financial services industries; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, all of which are or will be filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2020	2019
	(In millions)
ASSETS
Cash and cash equivalents	$3,018.5	$1,494.3
Restricted cash	21.6	19.7
Total cash, cash equivalents and restricted cash	3,040.1	1,514.0
Inventories:
Construction in progress and finished homes	5,984.1	5,245.0
Residential land and lots — developed, under development, held for development and held for sale	6,253.3	6,037.0
Total inventory	12,237.4	11,282.0
Mortgage loans held for sale	1,529.0	1,072.0
Deferred income taxes, net of valuation allowance of $7.5 million and $18.7 million at September 30, 2020 and 2019, respectively	144.9	163.1
Property and equipment, net	683.7	499.2
Other assets	1,113.7	912.8
Goodwill	163.5	163.5
Total assets	$18,912.3	$15,606.6
LIABILITIES
Accounts payable	$900.5	$634.0
Accrued expenses and other liabilities	1,607.0	1,278.1
Notes payable	4,283.3	3,399.4
Total liabilities	6,790.8	5,311.5
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 394,741,349 shares issued and 363,999,982 shares outstanding at September 30, 2020 and 392,172,821 shares issued and 368,431,454 shares outstanding at September 30, 2019	3.9	3.9
Additional paid-in capital	3,240.9	3,179.1
Retained earnings	9,757.8	7,640.1
Treasury stock, 30,741,367 shares and 23,741,367 shares at September 30, 2020 and 2019, respectively, at cost	(1,162.6)	(802.2)
Stockholders’ equity	11,840.0	10,020.9
Noncontrolling interests	281.5	274.2
Total equity	12,121.5	10,295.1
Total liabilities and equity	$18,912.3	$15,606.6

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2020	2019	2020	2019
	(In millions, except per share data)
Revenues	$6,400.4	$5,038.9	$20,311.1	$17,592.9
Cost of sales	4,753.6	3,881.6	15,373.2	13,720.9
Selling, general and administrative expense	597.7	505.5	2,047.8	1,832.5
Gain on sale of assets	—	—	(59.5)	(53.9)
Other (income) expense	(7.0)	(8.3)	(33.4)	(31.9)
Income before income taxes	1,056.1	660.1	2,983.0	2,125.3
Income tax expense	224.9	156.2	602.5	506.7
Net income	831.2	503.9	2,380.5	1,618.6
Net income (loss) attributable to noncontrolling interests	2.2	(1.4)	6.8	0.1
Net income attributable to D.R. Horton, Inc.	$829.0	$505.3	$2,373.7	$1,618.5

Basic net income per common share attributable to D.R. Horton, Inc.	$2.28	$1.37	$6.49	$4.34
Weighted average number of common shares	364.1	369.7	365.5	372.6

Diluted net income per common share attributable to D.R. Horton, Inc.	$2.24	$1.35	$6.41	$4.29
Adjusted weighted average number of common shares	369.5	374.8	370.2	377.4

Other Consolidated Financial Data:
Interest charged to cost of sales	$37.9	$33.0	$125.7	$122.8
Depreciation and amortization	$23.0	$19.6	$80.4	$72.0
Interest incurred	$39.9	$35.4	$153.3	$140.2

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended September 30,
	2020	2019
	(In millions)
OPERATING ACTIVITIES
Net income	$2,380.5	$1,618.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80.4	72.0
Amortization of discounts and fees	10.2	10.9
Stock-based compensation expense	77.8	73.2
Equity in earnings of unconsolidated entities	(0.7)	(0.5)
Distributions of earnings of unconsolidated entities	—	0.5
Deferred income taxes	14.1	20.1
Inventory and land option charges	23.8	54.0
Gain on sale of assets	(59.5)	(53.9)
Changes in operating assets and liabilities:
(Increase) decrease in construction in progress and finished homes	(739.1)	84.6
Increase in residential land and lots – developed, under development, held for development and held for sale	(324.4)	(676.4)
Increase in other assets	(150.7)	(161.6)
Net increase in mortgage loans held for sale	(457.0)	(275.6)
Increase in accounts payable, accrued expenses and other liabilities	566.2	126.2
Net cash provided by operating activities	1,421.6	892.1
INVESTING ACTIVITIES
Expenditures for property and equipment	(96.5)	(127.2)
Proceeds from sale of assets	129.8	143.8
Expenditures related to rental properties	(190.3)	(96.9)
Return of investment in unconsolidated entities	4.3	4.4
Net principal increase of other mortgage loans and real estate owned	(3.7)	(2.3)
Payments related to business acquisitions	(9.7)	(315.8)
Net cash used in investing activities	(166.1)	(394.0)
FINANCING ACTIVITIES
Proceeds from notes payable	2,346.1	2,528.2
Repayment of notes payable	(1,682.9)	(2,686.1)
Advances on mortgage repurchase facility, net	243.7	251.2
Proceeds from stock associated with certain employee benefit plans	23.4	42.7
Cash paid for shares withheld for taxes	(38.2)	(19.7)
Cash dividends paid	(256.0)	(223.4)
Repurchases of common stock	(360.4)	(479.8)
Distributions to noncontrolling interests, net	(0.7)	(3.9)
Net proceeds from issuance of Forestar common stock	—	100.7
Other financing activities	(4.4)	—
Net cash provided by (used in) financing activities	270.6	(490.1)
Net increase in cash, cash equivalents and restricted cash	1,526.1	8.0
Cash, cash equivalents and restricted cash at beginning of year	1,514.0	1,506.0
Cash, cash equivalents and restricted cash at end of year	$3,040.1	$1,514.0

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	September 30, 2020
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,551.1	$394.3	$55.6	$17.5	$—	$—	$3,018.5
Restricted cash	9.5	—	11.9	0.2	—	—	21.6
Inventories:
Construction in progress and finished homes	6,037.5	—	—	—	(53.4)	—	5,984.1
Residential land and lots	4,977.5	1,309.7	—	—	(34.3)	0.4	6,253.3
	11,015.0	1,309.7	—	—	(87.7)	0.4	12,237.4
Mortgage loans held for sale	—	—	1,529.0	—	—	—	1,529.0
Deferred income taxes, net	142.3	—	—	—	8.4	(5.8)	144.9
Property and equipment, net	372.8	1.1	3.9	308.9	(3.0)	—	683.7
Other assets	996.4	34.8	125.8	52.8	(103.6)	7.5	1,113.7
Goodwill	134.3	—	—	—	—	29.2	163.5
	$15,221.4	$1,739.9	$1,726.2	$379.4	$(185.9)	$31.3	$18,912.3
Liabilities
Accounts payable	$859.3	$29.2	$—	$12.0	$—	$—	$900.5
Accrued expenses and other liabilities	1,438.3	197.8	86.8	12.2	(112.4)	(15.7)	1,607.0
Notes payable	2,514.4	641.1	1,132.6	—	(4.8)	—	4,283.3
	$4,812.0	$868.1	$1,219.4	$24.2	$(117.2)	$(15.7)	$6,790.8

	September 30, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,043.0	$382.8	$43.4	$25.1	$—	$—	$1,494.3
Restricted cash	8.0	—	11.6	0.1	—	—	19.7
Inventories:
Construction in progress and finished homes	5,249.0	—	—	—	(4.0)	—	5,245.0
Residential land and lots	5,036.6	1,028.9	—	—	(31.4)	2.9	6,037.0
	10,285.6	1,028.9	—	—	(35.4)	2.9	11,282.0
Mortgage loans held for sale	—	—	1,072.0	—	—	—	1,072.0
Deferred income taxes, net	146.4	17.4	—	—	5.1	(5.8)	163.1
Property and equipment, net	272.4	2.4	3.2	221.2	—	—	499.2
Other assets	826.2	24.2	68.3	71.5	(88.5)	11.1	912.8
Goodwill	134.3	—	—	—	—	29.2	163.5
	$12,715.9	$1,455.7	$1,198.5	$317.9	$(118.8)	$37.4	$15,606.6
Liabilities
Accounts payable	$598.6	$16.8	$7.0	$11.6	$—	$—	$634.0
Accrued expenses and other liabilities	1,152.5	169.5	53.0	9.3	(93.6)	(12.6)	1,278.1
Notes payable	2,047.6	460.5	888.9	—	—	2.4	3,399.4
	$3,798.7	$646.8	$948.9	$20.9	$(93.6)	$(10.2)	$5,311.5
_________________
(1)Amounts are presented on Forestar’s historical cost basis.
(2)Amounts represent the aggregate balances of certain subsidiaries that are immaterial for separate reporting.
(3)Amounts represent the elimination of intercompany transactions.
(4)Amounts represent purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2020
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues
Home sales	$6,126.6	$—	$—	$—	$—	$—	$6,126.6
Land/lot sales and other	33.4	347.6	—	10.7	(338.8)	—	52.9
Financial services	—	—	220.9	—	—	—	220.9
	6,160.0	347.6	220.9	10.7	(338.8)	—	6,400.4
Cost of sales
Home sales (5)	4,736.6	—	—	—	(24.2)	—	4,712.4
Land/lot sales and other	23.4	303.1	—	—	(292.5)	1.2	35.2
Inventory and land option charges	5.7	0.3	—	—	—	—	6.0
	4,765.7	303.4	—	—	(316.7)	1.2	4,753.6
Selling, general and administrative expense	468.3	12.9	107.0	9.4	—	0.1	597.7
Gain on sale of assets	—	—	—	—	—	—	—
Other (income) expense	(2.0)	(0.7)	(7.3)	3.0	—	—	(7.0)
Income (loss) before income taxes	$928.0	$32.0	$121.2	$(1.7)	$(22.1)	$(1.3)	$1,056.1

	Year Ended September 30, 2020
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues
Home sales	$19,560.8	$—	$—	$—	$—	$—	$19,560.8
Land/lot sales and other	83.1	931.8	—	37.9	(887.4)	—	165.4
Financial services	—	—	584.9	—	—	—	584.9
	19,643.9	931.8	584.9	37.9	(887.4)	—	20,311.1
Cost of sales
Home sales (5)	15,305.8	—	—	—	(58.6)	—	15,247.2
Land/lot sales and other	58.3	812.8	—	—	(769.0)	0.1	102.2
Inventory and land option charges	22.9	0.9	—	—	—	—	23.8
	15,387.0	813.7	—	—	(827.6)	0.1	15,373.2
Selling, general and administrative expense	1,603.6	45.7	364.7	33.3	—	0.5	2,047.8
Gain on sale of assets	—	(0.1)	—	(59.4)	—	—	(59.5)
Other (income) expense	(11.7)	(5.6)	(25.0)	8.9	—	—	(33.4)
Income before income taxes	$2,665.0	$78.1	$245.2	$55.1	$(59.8)	$(0.6)	$2,983.0
Summary Cash Flow Information
Cash provided by (used in) operating activities	$1,904.2	$(168.5)	$(292.8)	$(4.5)	$(16.8)	$—	$1,421.6
_________________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts represent the aggregate results of certain subsidiaries that are immaterial for separate reporting.
(3)Amounts represent the elimination of intercompany transactions.
(4)Amounts represent purchase accounting adjustments related to the Forestar acquisition.
(5)Amount in the Eliminations column represents the profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues
Home sales	$4,799.2	$—	$—	$—	$—	$—	$4,799.2
Land/lot sales and other	42.8	236.3	—	10.2	(184.8)	—	104.5
Financial services	—	—	135.2	—	—	—	135.2
	4,842.0	236.3	135.2	10.2	(184.8)	—	5,038.9
Cost of sales
Home sales (5)	3,790.6	—	—	—	(5.2)	—	3,785.4
Land/lot sales and other	37.5	212.3	—	—	(165.2)	(1.4)	83.2
Inventory and land option charges	12.2	0.8	—	—	—	—	13.0
	3,840.3	213.1	—	—	(170.4)	(1.4)	3,881.6
Selling, general and administrative expense	410.9	9.1	79.7	5.7	—	0.1	505.5
Gain on sale of assets	—	(0.6)	—	—	—	0.6	—
Other (income) expense	(3.4)	(1.3)	(5.1)	1.5	—	—	(8.3)
Income before income taxes	$594.2	$16.0	$60.6	$3.0	$(14.4)	$0.7	$660.1

	Year Ended September 30, 2019
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues
Home sales	$16,925.0	$—	$—	$—	$—	$—	$16,925.0
Land/lot sales and other	91.9	428.3	—	32.6	(326.6)	—	226.2
Financial services	—	—	441.7	—	—	—	441.7
	17,016.9	428.3	441.7	32.6	(326.6)	—	17,592.9
Cost of sales
Home sales (5)	13,507.1	—	—	—	(8.3)	—	13,498.8
Land/lot sales and other	75.1	361.9	—	—	(287.4)	18.5	168.1
Inventory and land option charges	53.2	0.8	—	—	—	—	54.0
	13,635.4	362.7	—	—	(295.7)	18.5	13,720.9
Selling, general and administrative expense	1,482.3	28.9	293.0	27.8	—	0.5	1,832.5
Gain on sale of assets	(2.0)	(3.0)	—	(51.9)	—	3.0	(53.9)
Other (income) expense	(9.5)	(6.0)	(17.6)	1.2	—	—	(31.9)
Income before income taxes	$1,910.7	$45.7	$166.3	$55.5	$(30.9)	$(22.0)	$2,125.3
Summary Cash Flow Information
Cash provided by (used in) operating activities	$1,438.0	$(391.3)	$(150.2)	$2.5	$(2.5)	$(4.4)	$892.1
_________________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts represent the aggregate results of certain subsidiaries that are immaterial for separate reporting.
(3)Amounts represent the elimination of intercompany transactions.
(4)Amounts represent purchase accounting adjustments related to the Forestar acquisition.
(5)Amount in the Eliminations column represents the profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
($s in millions)

HOMEBUILDING NET SALES ORDERS
	Three Months Ended September 30,				Year Ended September 30,
	2020		2019		2020		2019
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	3,228	$1,013.8	1,872	$547.1	10,621	$3,202.1	7,941	$2,291.1
Midwest	1,496	549.3	775	271.5	5,010	1,794.8	3,224	1,127.8
Southeast	7,835	2,248.4	4,283	1,180.0	25,216	6,995.1	18,609	5,011.2
South Central	6,731	1,751.7	3,629	924.8	23,289	5,978.5	16,278	4,123.5
Southwest	1,554	466.3	671	191.8	4,180	1,219.0	2,797	750.6
West	2,882	1,268.9	1,900	853.8	10,142	4,416.8	7,716	3,539.2
	23,726	$7,298.4	13,130	$3,969.0	78,458	$23,606.3	56,565	$16,843.4

HOMES CLOSED
	Three Months Ended September 30,				Year Ended September 30,
	2020		2019		2020		2019
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	2,673	$805.8	2,223	$646.4	8,954	$2,640.8	7,928	$2,285.0
Midwest	1,314	464.3	965	320.8	4,057	1,428.0	3,193	1,113.8
Southeast	6,254	1,743.7	5,062	1,370.1	21,237	5,836.1	18,553	4,964.0
South Central	6,198	1,594.8	4,549	1,154.2	19,542	4,985.6	16,604	4,191.3
Southwest	897	254.8	813	215.1	2,990	864.4	2,910	760.6
West	2,912	1,263.2	2,412	1,092.6	8,608	3,805.9	7,787	3,610.3
	20,248	$6,126.6	16,024	$4,799.2	65,388	$19,560.8	56,975	$16,925.0

SALES ORDER BACKLOG
	As of September 30,
	2020		2019
	Homes	Value	Homes	Value
East	3,583	$1,137.4	1,916	$576.1
Midwest	2,016	731.5	1,063	364.7
Southeast	8,256	2,378.5	4,277	1,219.5
South Central	7,913	2,076.9	4,166	1,084.0
Southwest	2,005	596.2	815	241.6
West	2,910	1,265.1	1,376	654.2
	26,683	$8,185.6	13,613	$4,140.1

HOMES IN INVENTORY
	As of September 30,
	2020	2019
East	4,900	3,900
Midwest	2,600	2,200
Southeast	11,500	8,900
South Central	12,600	7,900
Southwest	1,800	1,300
West	4,600	3,500
	38,000	27,700